Exhibit 99.1

Company Contact	Investor Relations Contact

Paul W. Hawran	Lippert/Heilshorn & Associates
Chief Financial Officer	Jody Cain (jcain@lhai.com)
(858) 202-9000	Kevin Mc Cabe (kmccabe@lhai.com)
(310) 691-7100

Media Relations Contact Pure Communications Andrea Johnston (andrea@purecommunicationsinc.com) (910) 509-3970

SEQUENOM REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

Company Achieved Significant Milestones in Development of Proprietary Down Syndrome Test;

Company Affirms 2008 Revenue Guidance

SAN DIEGO (October 30, 2008) – Sequenom, Inc. (NASDAQ: SQNM), a leading provider of molecular diagnostic applications and genetic analysis products and services, today reported financial results for the three and nine months ended September 30, 2008.

“During the third quarter we rapidly advanced our paradigm-shifting approach to Down syndrome screening and reinforced our significant leadership in the noninvasive prenatal diagnostics space,” stated Harry Stylli, Ph.D., President and Chief Executive Officer of Sequenom. “Specifically, we announced complete clinical concordance with the results from our Trisomy 21 technology in more than 400 maternal blood samples analyzed to date. In addition, we secured additional intellectual property to further enhance our already significant proprietary position in noninvasive prenatal diagnostics, and we signed a definitive agreement to acquire the Center for Molecular Medicine (CMM), a state-of-the-art CLIA-certified laboratory. Upon completion of the CMM acquisition, CMM will be positioned to launch RHD and Fetal XY tests in the first quarter of 2009, followed by the Trisomy 21 test by mid-year. We look forward to continuing this progress in the quarter and year ahead.”

Sequenom reported total revenues for the third quarter of 2008 of $11.6 million, an increase of 18%, compared with total revenues of $9.8 million for the third quarter of 2007. Gross profit margins improved in the quarter to 60.9% from 54.6% in the same quarter last year. Operating expenses rose to $17.8 million from $11.2 million in the third quarter last year due to additional expenses associated with the research and commercial activities for the Company’s molecular diagnostic programs and approximately $1 million in fees associated with new technology and intellectual property licensed during the third quarter. The net loss for the third quarter of 2008 was $10.4 million, or $0.18 per share, compared with the net loss for the third quarter of 2007 of $5.5 million, or $0.14 per share.

Sequenom Reports 2008 Third Quarter Financial Results

“We are pleased with our results for the quarter, remain cautiously optimistic for the fourth quarter, and are reaffirming our full year 2008 revenue guidance of $50.0 million,” said Dr. Stylli. “We expect the Genomic Analysis business segment will reach cash flow break-even during 2009 with current growth rates and operational leverage. We believe we have sufficient capital to commercialize our noninvasive prenatal tests and turn profitable on a consolidated basis in 2010 or 2011 without further equity financing requirements.”

Year-to-Date Financial Results

Total revenues for the first nine months of 2008 were $35.0 million, an increase of 17%, compared with total revenues of $29.9 million for the first nine months of 2007. Cost of product and services revenues for the first nine months of 2008 was $14.7 million, compared with $13.1 million reported for the first nine months of 2007. Total costs and expenses for the first nine months of 2008 were $63.5 million, versus $45.0 million for the comparable period in 2007. The net loss for the nine months ended September 30, 2008 of $28.7 million, or $0.57 per share, compared with a net loss for the comparable period in 2007 of $14.1 million, or $0.38 per share.

As of September 30, 2008, Sequenom had cash, cash equivalents and short- and long-term marketable securities of $120.7 million, which includes net proceeds of approximately $92.0 million from the underwritten public offering of common stock completed in early July 2008. The short-term cash is held in short-term money market funds restricted to short-term U.S. Treasury securities.

Updated 2008 Financial Guidance

Sequenom is updating its 2008 financial guidance as follows:

•	The Company affirms its expectation for total 2008 revenues to be approximately $50 million.

•

Net loss is expected to be approximately $39 million, up from prior guidance of $36 million, due to costs expected in connection with the acquisition of the CLIA-certified laboratory (CMM) and other licensing activities.

•

Cash burn is expected to be approximately $36 million, compared with prior guidance of approximately $30 million, due to the expected completion of the acquisition of the CLIA-certified laboratory (CMM) and related capital expenditures required to prepare the laboratory for large volume commercialization, and intellectual property related expenses, among other expenses.

Sequenom Reports 2008 Third Quarter Financial Results

2008 Third Quarter and Recent Highlights

•

Further Positive Results from Down Syndrome Screening Study: In late September Sequenom announced additional positive results from screening studies for detection of fetal aneuploidy, including Down syndrome, from maternal blood using Sequenom’s noninvasive circulating cell-free fetal (ccff) nucleic acid SEQureDx Technology. At the Analyst and Investor Briefing, Sequenom presented data demonstrating complete concordance with clinical results (no false positives and no false negatives) in both first and second trimester samples from an additional 200 (400 in total) prospective samples.

•

Pending Acquisition of CLIA-certified Laboratory: In late September Sequenom entered into an agreement to acquire the Center for Molecular Medicine (CMM), a Clinical Laboratory Improvement Act (CLIA)-certified clinical diagnostics laboratory based in Grand Rapids, Michigan. CMM is an innovative joint venture between Spectrum Health, one of the largest not-for-profit health systems in Michigan, and the Van Andel Research Institute, an independent research institute with significant molecular biology expertise. The agreement also provides us with a partnership with Spectrum Health, which is one of the largest healthcare providers in the country, with more than 140 service sites and approximately 8,000 births each year. Our relationship with Spectrum Health should help to expedite prospective clinical validation studies for our Trisomy 21 test as part of our market development plan.

•

Exclusive Rights to digital PCR: In September Sequenom acquired exclusive worldwide rights, excluding Hong Kong, to digital PCR and other noninvasive prenatal diagnostic intellectual property from The Chinese University of Hong Kong. These newly acquired rights are platform-independent, expand our existing, broad intellectual property portfolio of noninvasive prenatal diagnostic methods using fetal nucleic acids obtained from a maternal sample and are another important addition to our broad and deep IP position in this area. Also in September, Sequenom secured exclusive rights to fundamental patent rights for digital PCR technologies and methods through a licensing agreement with a wholly owned subsidiary of the Cytonix Corporation.

•

Exclusive License for Fetal Diagnostics from Maternal Urine: Today, Sequenom announced the exclusive license of intellectual property for the use of fetal nucleic acids from maternal urine. The license provides Sequenom with the

Sequenom Reports 2008 Third Quarter Financial Results

exclusive global right to use transrenal fetal DNA in maternal urine for noninvasive prenatal diagnostics and analysis on a technology-independent basis for all uses, excluding the limited field of fetal gender determination solely by the presence of Y chromosome. The licensed intellectual property includes issued patents in the United States and Europe and is part of our continuing strategy to expand and protect Sequenom’s SEQureDx franchise through the identification and licensing of new technologies and sampling methodologies.

•	Key Executive Hires:

•

Upon closing the acquisition of CMM, Daniel H. Farkas, Ph.D., HCLD, a nationally recognized leader in the field of molecular diagnostics, will join the Sequenom management team. He will continue to act as executive director of CMM. He has extensive experience in the molecular diagnostics industry and has established three hospital-based molecular diagnostics laboratories in his nearly 20 years in the field. Dr. Farkas has held faculty positions at Weill Medical College of Cornell University and Baylor College of Medicine, and is currently on the faculty of Michigan State University. He was President of the Association for Molecular Pathology in 2003 and is a consultant for the FDA Clinical and Molecular Genetics Advisory panel.

•

Gary S. Riordan joined Sequenom in September 2008 as Vice President, Regulatory Affairs and Quality. Mr. Riordan has extensive regulatory experience, including seven years as a primary reviewer at the U.S. Food and Drug Administration (FDA). While at the FDA, he was reviewer and editor of the original Analyte Specific Reagent (ASR) Rule, which primarily affects nucleic acid-based tests, as well as for the Center for Biologics, Evaluation and Research (CBER) and the Center of Devices and Radiologic Health (CDRH), including the original nucleic acid guidance documents.

•

Expansion of Global Alliance with SensiGen: In July Sequenom expanded its alliance with SensiGen LLC to develop and market advanced diagnostic tests and systems to commercial laboratories worldwide. Under the expanded agreement SensiGen will be the exclusive provider of MassARRAY® platform-based assays for its newly developed Chronic Kidney Disease and Lupus tests. This is in addition to the prior alliance under which SensiGen has rights to commercialize the advanced test for human papillomavirus (HPV) exclusively on the MassARRAY platform. Sequenom will exclusively supply platform technology and reagents used for commercializing SensiGen’s proprietary tests.

•

iSEQ™ Application Launch: In early July Sequenom introduced its iSEQ product, a MassARRAY comparative sequence analysis application for automated, high-throughput identification and typing of microbes and viruses, as well as human disease-related molecular markers. The iSEQ application expands Sequenom’s genomic and genetic analysis portfolio into the identification and characterization of infectious disease agents and should set a new standard in molecular typing.

Sequenom Reports 2008 Third Quarter Financial Results

•

First Center of Excellence Certified by Sequenom: Sequenom announced in July that The McGill University and Génome Québec Innovation Centre was designated as the first Center of Excellence certified by Sequenom. The certification is a collaborative partner relationship aimed at ensuring high-quality data available from genotyping applications using our MassARRAY system.

•

$92.0 Million Equity Offering: In early July Sequenom completed an underwritten public offering of 6.325 million shares of Sequenom stock, including the exercise in full of the underwriters’ over-allotment option, resulting in net proceeds to Sequenom of approximately $92.0 million. Lehman Brothers Inc. and UBS Investment Bank were joint book-running managers for the offering. The co-managers were Leerink Swann, Lazard Capital Markets LLC, Oppenheimer & Co., Inc. and Rodman & Renshaw, LLC.

Near Term Milestones

•

Genetic Laboratory Services: Upon completion of the acquisition the Center for Molecular Medicine (CMM), Sequenom plans to refocus its Genetic Laboratory Services. This refocus will include expansion into a CLIA laboratory to be built in San Diego and the expansion into new and higher growth markets including genetic and translation research activities. The elimination of high-volume, low-margin activities will provide an incremental gross margin benefit to Sequenom’s overall genetic analysis business. Based on this refocus, the Company’s overall gross margin improvement is expected to increase from approximately 60% to 65%.

•

Following closing of the CMM acquisition, Sequenom expects to transfer its RHD, Fetal XY and Trisomy 21 technology to the CMM CLIA-certified laboratory to complete feasibility, development and initiate validation studies.

•

Sequenom’s CMM CLIA facility is expected to complete collection of up to 800 additional maternal samples to finalize feasibility studies for its Trisomy 21 test. These results are expected to be reported during the Society for Maternal-Fetal Medicine (SMFM) Conference being held in San Diego in January 2009.

•	Sequenom also expects to make further announcements regarding additional chromosome research activities including Trisomy 18 at the SMFM conference.

Sequenom Reports 2008 Third Quarter Financial Results

•	Sequenom plans to release and launch a new research-use-only Onco-Carta Mutation Panel for identifying genes associated with the development of specific cancers.

•	Sequenom expects to complete proof-of-concept for an opti-nanopore genotyping technology for delivering whole-genome sequencing, its third-generation nucleic acid analysis technology.

•	Upcoming Investment Conference presentations:

•	Oppenheimer 19th Annual Healthcare Conference Tuesday, November 4, at 1:20 p.m. Eastern time.

•	Rodman & Renshaw 10th Annual Healthcare Conference Tuesday, November 11, at 3:40 p.m. Eastern time.

•	Lazard Capital Markets Healthcare Conference Tuesday, November 18, at 11:25 a.m. Eastern time.

Conference Call

Sequenom’s management will host a conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss financial results, provide a business update and answer questions. Individuals interested in participating in the conference call may do so by dialing (866) 844-2998 for domestic callers or (706) 679-9912 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s Web site at www.sequenom.com.

A webcast replay will be available on the Sequenom Web site for 14 days. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering reservation code 67776331.

About Sequenom

Sequenom is committed to providing the best genetic analysis products that translate the results of genomic science into solutions for noninvasive prenatal diagnostics, biomedical research, translational research and molecular medicine applications, and for research conducted in the agro (agricultural and livestock) industry. The Company’s proprietary MassARRAY system is a high-performance (in speed, accuracy and cost efficiency) nucleic acid analysis platform that quantitatively and precisely measures genetic target material and variations. The Company has exclusively licensed intellectual property rights for the development and commercialization of noninvasive prenatal genetic tests for use with the MassARRAY system and other platforms.

Sequenom Reports 2008 Third Quarter Financial Results

Sequenom®, MassARRAY®, iSEQ™ and SEQureDx™ are trademarks of Sequenom, Inc.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s completion of the CMM acquisition and plans and expectations including the launching of tests based on completing the acquisition, the Company’s full year 2008 revenue guidance, the Company’s expectations for the Genomic Analysis business to reach cash flow break-even during 2009, the Company’s sufficiency of capital to commercialize noninvasive prenatal tests and turn profitable in 2010 or 2011 without further equity financing requirements, the Company’s strategy to expand and protect its SEQureDx franchise through the identification and licensing of new technologies and sampling methodologies, and all of the statements under Updated 2008 Financial Guidance and under Near Term Milestones, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the Company’s operating performance, demand for and market acceptance of the Company’s products, services, and technologies, new technology and product development and commercialization particularly for new technologies such as molecular diagnostics, and particularly noninvasive prenatal diagnostics, reliance upon the collaborative efforts of other parties, research and development progress, competition, intellectual property protection, government regulation, obtaining or maintaining regulatory approvals, and other risks detailed from time to time in the Company’s SEC (U.S. Securities and Exchange Commission) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Sequenom Reports 2008 Third Quarter Financial Results

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Product revenues:
Consumables	$4,958	$4,033	$14,558	$11,951
System related	5,710	4,926	16,911	15,321
Services	902	885	3,450	2,599
Research and other	—	—	71	18

Total revenues	11,570	9,844	34,990	29,889

Costs and expenses:
Costs of product and service revenues	4,528	4,473	14,662	13,053
Research and development expenses	7,083	2,758	18,381	9,889
Selling and marketing expenses	5,860	4,585	17,999	11,941
General and administrative expenses	4,843	3,858	12,464	10,133

Total costs and expenses	22,314	15,674	63,506	45,016

Operating loss	(10,744)	(5,830)	(28,516)	(15,127)

Interest income and other, net	476	339	1,020	1,063
Loss on marketable securities	(100)	—	(1,171)	—

Loss before incomes taxes	(10,368)	(5,491)	(28,667)	(14,064)
Deferred tax expense	(3)	(2)	(74)	(6)

Net loss	$(10,371)	$(5,493)	$(28,741)	$(14,070)

Weighted average shares outstanding,	59,115	40,262	50,562	37,264
basic and diluted

Net loss per share, basic and diluted:	$(0.18)	$(0.14)	$(0.57)	$(0.38)

Sequenom Reports 2008 Third Quarter Financial Results

SEQUENOM, Inc.

Consolidated Balance Sheet Information

	Sept. 30, 2008	Dec. 31, 2007
	(unaudited)	(audited)
Assets:	$114,106	$52,150
Cash, cash equivalents, restricted cash and marketable securities
Accounts receivable, net	8,690	10,957
Inventories, net	8,656	4,191
Other current assets	1,906	1,094

Total current assets	133,358	68,392
Property, equipment and leasehold improvements, net	6,706	5,959
Marketable securities	6,628	929
Other assets	713	766

Total assets	$147,405	$76,046

Liabilities and Stockholders’ Equity:
Accounts payable	$6,965	$8,408
Accrued expenses	7,194	5,760
Deferred revenue	1,421	873
Other current liabilities	1,481	661

Total current liabilities	17,061	15,702
Long-term liabilities	5,677	6,079
Stockholders’ equity	124,667	54,265

Total liabilities and stockholders’ equity	$147,405	$76,046

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